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                                                                    EXHIBIT 99.1

CONTACT:

Introgen Therapeutics, Inc.
C. Channing Burke
(512) 708 9310 Ext. 322
Email: c.burke@introgen.com


             INTROGEN THERAPEUTICS, INC. TO RAISE APPROXIMATELY $20
                      MILLION THROUGH SALE OF COMMON STOCK

AUSTIN, TX, NOVEMBER 26, 2003 -- Introgen Therapeutics, Inc. (NASDAQ: INGN) today announced an offering of approximately 2.86 million shares of its common stock at a price of $7.00 per share. Subject to customary closing conditions, Introgen will receive gross proceeds of approximately $20 million. SG Cowen Securities Corporation acted as managing placement agent for the offering.

Copies of the prospectus relating to the offering may be obtained from SG Cowen Securities Corporation.

Introgen anticipates using the net proceeds from the offering primarily for working capital purposes and other general corporate purposes, including the development of Advexin(R) and INGN 241, Introgen's anti-cancer product candidates which are in phase 3 and 2 clinical trials, respectively.

Tom Finnegan, Introgen's vice president of finance and corporate development said, "The additional resources will strengthen our balance sheet at a time when we are discussing marketing partnerships for Advexin therapy, preparing to file a Biologics License Application for Advexin with the FDA, and advancing the development of our anti-cancer products."

The shares being sold were registered pursuant to a shelf registration statement relating to up to a total of $100 million of Introgen's securities which was declared effective by the U.S. Securities and Exchange Commission on August 25, 2003.

This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Introgen is a leading developer of biopharmaceutical products, such as Advexin therapy, designed to induce therapeutic protein expression using non-integrating gene agents for the treatment of cancer and other diseases. Introgen maintains integrated research, development, manufacturing, clinical and regulatory departments and operates a commercial-scale, CGMP manufacturing facility.

Certain statements in this press release that are not strictly historical may be "forward-looking" statements, which are based on current expectations and entail various risks and uncertainties. Such forward-looking statements include, but are not limited to, those


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relating to Introgen's future success with development of Advexin and INGN 241, developing marketing partnerships for Advexin therapy, filing a Biologics License Application for Advexin or advancing clinical development of its other programs. There can be no assurance that Introgen will be able to commercially develop gene-based drugs, that necessary regulatory approvals will be obtained or that any clinical trials or studies undertaken will be successful or that the proposed treatments will prove to be safe and/or effective. The actual results may differ from those described in this press release due to risks and uncertainties that exist in Introgen's operations and business environment, including, but without limitation, Introgen's stage of product development and the limited experience in the development of gene-based drugs in general, Introgen's proprietary technology and competition, history of operating losses and accumulated deficits, reliance on collaborative relationships, and uncertainties related to clinical trials, the safety and efficacy of Introgen's product candidates, the ability to obtain the appropriate regulatory approvals, patent protection and market acceptance, as well as other risks detailed from time to time in Introgen's filings with the Securities and Exchange Commission, including its annual report on Form 10-K filed with the SEC on March 31, 2003, its quarterly report on Form 10-Q filed with the SEC on November 14, 2003, and its final prospectus supplement filed with the SEC pursuant to Rule 424(b)(4) on November 26, 2003. Introgen undertakes no obligation to publicly release the results of any revisions to any forward-looking statements that reflect events or circumstances arising after the date hereof.

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Editor's Note: For more information on Introgen Therapeutics, or for a menu of archived press releases, please visit Introgen's Website at: www.introgen.com.